                                                                    EXHIBIT 25-b
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [_]

                            SUNTRUST BANK, ATLANTA
                     FORMERLY KNOWN AS TRUST COMPANY BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

      GEORGIA BANKING CORPORATION                      58-0466330
   (JURISDICTION OF INCORPORATION OR                (I.R.S. EMPLOYER
              ORGANIZATION                         IDENTIFICATION NO.)
      IF NOT A U.S. NATIONAL BANK)

          25 PARK PLACE, N.E.
             ATLANTA, GEORGIA                             30303
    (ADDRESS OF PRINCIPAL EXECUTIVE                     (ZIP CODE)
                OFFICES)

                              ELIZABETH E. WALSH
                            SUNTRUST BANK, ATLANTA
                         58 EDGEWOOD AVENUE, 4TH FLOOR
                            ATLANTA, GEORGIA 30303
                                (404) 588-8089
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                      BELLSOUTH TELECOMMUNICATIONS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-0436120
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

      675 WEST PEACHTREE ST., N.E.
            ATLANTA, GEORGIA                             30375
    (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
                OFFICES)

                               ----------------

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

================================================================================

                                    GENERAL

ITEM 1. GENERAL INFORMATION.

  (a) Name and address of each examining or supervising authority to which it is subject.

        Department of Banking and Finance,
        State of Georgia,
        Atlanta, Georgia

        Federal Reserve Bank of Atlanta
        104 Marietta St., N.W.
        Atlanta, Georgia

        Federal Deposit Insurance Corporation
        Washington, DC

  (b)   Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR AND UNDERWRITERS.

  None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  Not Applicable.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

  Not applicable.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  Not applicable.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Not applicable.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (a) Whether there is or has been a default with respect to the securities under this indenture.

         There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

         There has not been any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  Not applicable.

ITEM 15. FOREIGN TRUSTEE.

  Not applicable.

ITEM 16. LIST OF EXHIBITS.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

 EXHIBIT
 NUMBER
 -------
   1     --A copy of the Articles of Amendment and Restated Articles of
           Incorporation as now in effect.
   2     --A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 1 to Form T-1, Registration
           No. 22-21018).
   3     --A copy of the authorization of the Trustee to exercise trust powers.
           (Included in Exhibit 1 to Form T-1, Registration No. 22-21018).
   4     --Bylaws of the Trustee.
   5     --Not applicable.
   6     --Consent of the Trustee required by Section 321(b) of the Trust
           Indenture Act of 1939, as amended.
   7     --Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 1995.
   8     --Not applicable.
   9     --Not applicable.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, SunTrust Bank, Atlanta, a Georgia banking corporation, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 1st day of February, 1996.

                                          SunTrust Bank, Atlanta

                                                 /s/ Elizabeth E. Walsh
                                          By __________________________________
                                                    ELIZABETH E. WALSH
                                                      VICE PRESIDENT

                                   EXHIBIT 1

                           ARTICLES OF AMENDMENT AND
                     RESTATED ARTICLES OF INCORPORATION OF
                              TRUST COMPANY BANK

  Pursuant to the Financial Institutions Code of Georgia, Trust Company Bank, a Georgia banking corporation (the "Corporation" or the "Bank"), submits Articles of Amendment and Restated Articles of Incorporation and shows as follows:

                                      1.

  The Bank was chartered by a special act of the General Assembly of Georgia approved on September 21, 1891 with banking and trust powers.

                                      2.

  The Bank is located in Atlanta, Fulton County, Georgia.

                                      3.

  By a written consent and waiver of notice dated May 18, 1995, the sole shareholder of the 4,320,000 shares of Common Stock then outstanding and entitled to vote did authorize, approve and adopt these Articles of Amendment and Restated Articles of Incorporation of the Bank, as submitted by a Resolution of the Board of Directors, and as set forth in Paragraph 4 below. The Bank has only one class of stock authorized, issued and outstanding.

                                      4.

  The Articles of Incorporation of the Bank shall be amended by deleting the phrase "Trust Company Bank" in Article 1, and replacing it with the phrase "SunTrust Bank, Atlanta", and by restating in their entirety the Articles of Incorporation, as heretofore amended, and substituting therefor in all respects, the Restated Articles of Incorporation as follows:

                      RESTATED ARTICLES OF INCORPORATION

                                      1.

  The name of the Bank is SunTrust Bank, Atlanta.

                                      2.

  The Bank is organized pursuant to the provisions of the Financial Institutions Code of Georgia.

                                      3.

  The Bank shall have perpetual duration.

                                      4.

  The principal place of business of the Bank is located in Atlanta, Fulton County, Georgia and the banking offices of the Bank are located in the Georgia counties of Fulton, DeKalb and Cherokee. The Bank may establish branches or agencies at other places in Georgia or elsewhere. The address of the registered office of the Bank is One Park Place, N.E., Atlanta, Fulton County, Georgia 30302.

                                      5.

  The purposes for which the Bank is organized are to act as a bank and as a trust company and to enjoy and be subject to the powers and restrictions of a bank and a trust company under the laws of the State of Georgia, and to conduct any other businesses, to exercise any powers, and to engage in any other activities not specifically prohibited to corporations organized to act as a bank and as a trust company under the laws of the State of Georgia.

                                      6.

  The aggregate number of shares which the Bank has authority to issue is 4,752,000, all of which are common shares of one class only, each such share having a par value of $5.00.

                                      7.

  No stockholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Bank.

                                      8.

  The number of directors shall be not less than eleven nor more than twenty-five, which number shall be fixed as provided by law.

                                      9.

  9(a). No director of the Bank shall be personally liable to the shareholders of the Bank for monetary damages for breach of his duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Financial Institutions Code of Georgia or any successor law or laws.

  9(b). Any repeal or modification of Article 9(a) by the shareholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

  Said Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended.

  IN WITNESS WHEREOF, Trust Company Bank has caused these Articles of Amendment and Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 7th day of August, 1995.

                                          Trust Company Bank

                                                  /s/ Edward P. Gould
                                          By __________________________________
                                                     Edward P. Gould

                                          Title: Chairman of the Board


                                                   /s/ Robert R. Long
                                          By __________________________________
                                                     Robert R. Long

                                          Title: President

(SEAL)

           /s/ Harold Bitler
Attest ___________________________________
              Harold Bitler

Title: Corporate Secretary

                       DEPARTMENT OF BANKING AND FINANCE
                        2990 BRANDYWINE ROAD, SUITE 200
                          ATLANTA, GEORGIA 30341-5565

September 25, 1995

Ms. Abby C. Edwards
Legal Assistant
SunTrust Banks, Inc.
Post Office Box 4418
Center 643
Atlanta, Georgia 30302

  Re: Articles of Amendment and Restated Articles of Incorporation of Trust
      Company Bank, Atlanta, Fulton County, Georgia

Dear Ms. Edwards:

We enclose a duplicate of our official certificate of approval of your Articles of Amendment filed with this Department on August 8, 1995.

Our original official certificate of approval has been forwarded, this date, to the Secretary of State of Georgia, along with a copy of the bank's Articles of Amendment, proof of publication, and the check for filing fee. At your request, October 6, 1995 has been requested as the effective date of the issuance of the certificate of amendment by the Secretary of State.

If we may be of further assistance, please let us know.

Very truly yours,

T. R. Mitchiner
Administrative  Assistant
404-986-1652

TRM

Enclosure

                                   EXHIBIT 4

                            SUNTRUST BANK, ATLANTA

                                    BYLAWS
                        (AS AMENDED, OCTOBER 10, 1995)

                                   ARTICLE I

                                 SHAREHOLDERS

  SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the
             --------------
election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide or if the Board of Directors fails to provide, then such meeting shall be held at the registered office of the Bank at 11:00 a.m. local time on the second Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day.

                                  ARTICLE II

                                   DIRECTORS

  SECTION 1. BOARD OF DIRECTORS. The Board of Directors shall administer the
             ------------------
business and affairs of the Bank and may exercise all of the powers of the Bank subject to any restrictions imposed by law.

  SECTION 2. COMPOSITION OF THE BOARD. The Board of Directors of the Bank
             ------------------------
shall consist of not less than eleven (11) nor more than twenty-five (25) natural persons, such number within those limits to be determined by resolution of the shareholders from time to time. At each annual meeting of shareholders, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which elected and until his successor shall have been elected and qualified, or until his earlier retirement, resignation, removal from office, or death.

  SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. All vacancies on the
             -----------------------------------------
Board of Directors may be filled by the Board of Directors then holding office.

  SECTION 4. RETIREMENT. Each Director shall retire as a Director on the date
             ----------
of the annual meeting of shareholders following the earliest of (a) the relinquishment of the most senior position that he has held with his principal employment or (b) the Director's retirement from his principal employment or
(c) his 70th birthday, except that (1) any Director who is also an employee of the Bank or of an affiliate of the Bank shall retire as a director upon his termination or retirement as an employee of the Bank or of an affiliate, and such Director shall thereafter be ineligible to serve as a Director and (2) any Director who was a Director on October 13, 1992 and who does not retire as a Director at an earlier date under (1) above shall retire as a Director at the annual meeting of shareholders immediately following such Director's 70th birthday.

  SECTION 5. REMOVAL. Any Director, or all Directors, may be removed from
             -------
office by the shareholders at any time without cause by a majority vote of the outstanding shareholders. In addition, any Director may be removed by the Board of Directors as provided by law.

                                  ARTICLE III

                 ACTION OF THE BOARD OF DIRECTORS; COMMITTEES

  SECTION 1. PLACE, TIME, NOTICE AND CALL OF DIRECTORS' MEETINGS. The annual
             ---------------------------------------------------
meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of the shareholders. Regular meetings of the Board of Directors shall be held on the second Tuesday of January, April, July and October of each year. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors and meetings of committees of the Board shall be held upon notice of the time and place of such meetings as shall be given to each Director orally, either by telephone or in person, or in writing, either by personal delivery or by mail, telegram, cablegram or other means of data communications at least one day before the meeting. Notice of a meeting of the Board of Directors or any committee of the Board need not be given to any Director who signs a waiver of notice either before or after the meeting.

  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee of the Board need be specified in the notice or waiver of notice of such meeting unless required by these Bylaws.

  A majority of the Directors or any committee of the Board present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors or committee of the Board to another time and place.

  Meetings of the Board of Directors or committees of the Board may be called by the Chairman of the Board, the President or by any two Directors. A meeting of any committee of the Board may also be called by the chairman of the committee.

  SECTION 2. QUORUM; VOTE REQUIREMENT; FEES. A majority of the number of
             ------------------------------
Directors elected and serving shall constitute a quorum for the transaction of business; if a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, or by these Bylaws; provided, however, in no case shall the vote of less than one-third of the total number of Directors constitute an act of the Board. Each Director who is not also an employee of the Bank or of an affiliate shall receive fees as determined from time to time by the Board of Directors.

  SECTION 3. ACTION BY DIRECTORS WITHOUT A MEETING; PARTICIPATION IN MEETING
             ---------------------------------------------------------------
BY TELEPHONE. Except as limited by law, any action to be taken at a meeting of
------------
the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such committee and shall be filed with the minutes of the proceedings of the Board or such committee.

  Members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which means all persons participating in the meeting can hear each other, and participation in a meeting of the Board or such committee by such means shall constitute personal presence at such meeting.

  SECTION 4. EXECUTIVE COMMITTEE.
             -------------------

    (a) ESTABLISHMENT. There is hereby established an Executive Committee
        -------------
which shall consist of not less than eight (8) Directors. The Board of Directors shall at the Board of Directors' meeting immediately following the Bank's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the Directors who shall be members of the Executive Committee, including the Chief Executive Officer who shall be a member of the Executive Committee ex officio. The Executive Committee shall have and may exercise all the authority of the Board of Directors as permitted by law. The Board of Directors shall elect the Chairman of the Executive Committee who shall preside at all meetings of the Executive Committee and shall perform such other duties as may be designated by the Executive Committee. The Board of Directors shall also elect one member of the Executive Committee as Vice Chairman of the Executive Committee who shall preside at Executive Committee meetings in the absence of the Chairman of the Executive Committee.

    (b) ALTERNATE MEMBERS. The Board of Directors may designate one or more
        -----------------
Directors as alternate members of the Executive Committee, who may act in the place and stead of any absent member or members at any meeting of the Executive Committee.

    (c) VACANCIES. The Board of Directors may fill any vacancy or vacancies
        ---------
occurring in the Executive Committee.

    (d) QUORUM. The Executive Committee shall act by a majority of its
        ------
members.

  SECTION 5. TRUST COMMITTEE.
             ---------------

    (a) ESTABLISHMENT. There is hereby established a Trust Committee which
        -------------
shall consist of not less than six (6) Directors. The Board of Directors shall at the Board of Directors' meeting immediately following the Bank's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the Directors who shall be members of the Trust Committee, including the Chief Executive Officer who shall be a member of the Trust Committee ex officio. The Board of Directors shall elect the Chairman of the Trust Committee who shall preside at all meetings of the Trust Committee and shall perform such other duties as may be designated by the Trust Committee. The Board of Directors shall also elect one member of the Trust Committee as Vice Chairman of the Trust Committee who shall preside at Trust Committee meetings in the absence of the Chairman of the Trust Committee. The Trust Committee shall fix the policy with respect to, generally supervise and approve, all sales, investments, exchanges and other transactions where the Bank is acting in a fiduciary capacity, but the Trust Committee may delegate the performance of all such duties to officers and employees of the Bank or to committees composed of them or may employ a subsidiary or affiliate of the Bank for such duties, all in such way and to such extent as the Trust Committee deems to be for the best management of the funds which the Bank holds in a fiduciary capacity. No member of the Trust Committee shall act upon any transaction in which he has an interest except where the interest consists merely of a minor holding of securities in a corporation in which the Director is not otherwise interested in any way. The Trust Committee shall have and may exercise all the authority of the Board of Directors with respect to the establishment, amendment and termination of common and commingled trust funds maintained by the Bank for the collective investment of funds held by the Bank and its affiliates in a fiduciary capacity.

    (b) ALTERNATE MEMBERS. The Board of Directors may designate one or more
        -----------------
Directors as alternate members of the Trust Committee, who may act in the place and stead of any absent member or members at any meeting of the Trust Committee.

    (c) VACANCIES. The Board of Directors may fill any vacancy or vacancies
        ---------
occurring in the Trust Committee.

    (d) QUORUM. The Trust Committee shall act by a majority of its members.
        ------

  SECTION 6. AUDIT COMMITTEE.
             ---------------

    (a) ESTABLISHMENT. There is hereby established an Audit Committee which
        -------------
shall consist of not less than five (5) Directors. No Director who is an employee of the Bank or of any affiliate shall be eligible to be a member of the Audit Committee. The Board of Directors shall at the Board of Directors' meeting immediately following the Bank's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the members of the Audit Committee. The Board of Directors shall elect the Chairman of the Audit Committee who shall preside at all meetings of the Audit Committee and shall perform such other duties as may be designated by the Audit Committee.

    (b) VACANCIES. The Board of Directors may fill any vacancy or vacancies
        ---------
occurring in the Audit Committee.

    (c) QUORUM. The Audit Committee shall act by a majority of its members.
        ------

  SECTION 7. OTHER COMMITTEES. The Board of Directors may designate from among
             ----------------
its members one or more other committees, each consisting of three (3) or more Directors, and each of which to the extent provided in the resolution establishing such committee shall have and may exercise all authority of the Board of Directors to the extent permitted by law.

                                  ARTICLE IV

                                   OFFICERS

  SECTION 1. EXECUTIVE STRUCTURE. The Board of Directors shall elect one or
             -------------------
more officers with such titles and designations, including a Chief Executive Officer and a Corporate Secretary, as the Board of Directors may deem necessary. The Chief Executive Officer may appoint any number of additional officers of the level of Vice President and below with such titles and designations as he may deem necessary. All officers shall serve a term of office which runs until the meeting of the Board of Directors following the next annual meeting of shareholders and shall hold office until a successor is elected or appointed, unless removed as provided in these Bylaws or by law.

  SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, by
             -----------------------
virtue of such designation by the Board of Directors, be the most senior officer of the Bank, and all other officers and agents of the Bank shall be subject to his direction. He shall be accountable to the Board of Directors for the fulfillment of his duties and responsibilities and, in the performance and exercise of all his duties, responsibilities and powers, he shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible for interpretation and required implementation of the policies of the Bank as determined and specified from time to time by the Board of Directors and he shall be responsible for the general management and direction of the business and affairs of the Bank. For the purpose of fulfilling his duties and responsibilities, the Chief Executive Officer shall have, subject to these Bylaws and the Board of Directors, plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Bank and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors.

  SECTION 3. CORPORATE SECRETARY. Due notice of all meetings of the
             -------------------
shareholders and Board of Directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his office including authentication of corporate documents and shall have custody of the Seal of the Bank. Any Assistant Secretary may perform all duties of the Corporate Secretary.

  SECTION 4. OTHER DUTIES AND AUTHORITY. Each officer, employee and agent of
             --------------------------
the Bank shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chief Executive Officer.

  SECTION 5. REMOVAL OF OFFICERS. Any officer may be removed by the Board of
             -------------------
Directors or the Chief Executive Officer with or without cause whenever it is judged that the best interests of the Bank will be served thereby. In addition, an officer of the Bank shall cease to be an officer upon ceasing to be an employee of the Bank or of an affiliate.

                                   ARTICLE V

                                     SEAL

  The Corporate Seal shall be in such form as the Board of Directors may from time to time direct and adopt by resolution of the Board. Any officer shall have authority to affix the Corporate Seal to any document requiring such seal, and to attest the same.

                                  ARTICLE VI

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

  SECTION 1. INDEMNIFIED PARTIES; RELIANCE. Every person (and the heirs and
             -----------------------------
personal representatives of such person) who is or was a director, officer or employee of the Bank, or of any other entity in which he served as such at the request of the Bank, may be indemnified by the Bank in accordance with the provisions of this Article VI against any and all liability and reasonable expense (including, with out limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer or employee) that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise, or with which he may be threatened, by reason of his being or having been a director, officer or employee of the Bank or such other entity or by reason of any action taken or omitted by him in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred. Each person who shall act as a director, officer or employee of the Bank or of any other entity referred to in this Section shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI.

  SECTION 2. INDEMNIFICATION AS OF RIGHT. Every person (and the heirs and
             ---------------------------
personal representatives of such person) referred to in Section 1 of this
Article VI who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in Section 1, shall be entitled to indemnification as of right.

  SECTION 3. INDEMNIFICATION BASED ON REVIEW. Except as provided in Section 2
             -------------------------------
of this Article VI, any indemnification under this Article VI shall be made:

  (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Bank to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular counsel of the Bank) shall render an opinion, or the shareholders by the affirmative vote of a majority of the shares entitled to vote thereon shall determine, that the director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Bank or such other entity, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful; and

  (B) In the case of a claim, action, suit or proceeding by or in the right of the Bank to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular legal counsel of the Bank) shall render an opinion, or the shareholders by the affirmative vote of the majority of the shares entitled to vote thereon shall determine, that the director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Bank or such other entity, as the case may be; provided, however, that no indemnification under this Subsection (B) shall be made with regard to (1) any claim, issue or matter as to which such director, officer or employee shall have been adjudged to be liable to the Bank unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer or employee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or (2) amounts paid, or expenses incurred, in connection with the settlement of any such claim, action, suit or proceeding, without the approval of a court of competent jurisdiction.

  For the purpose of Subsection (A) only, the termination of any claim, action, suit or proceeding, civil, criminal, administrative, or investigative, by judgment, settlement (either with or without court approval) or conviction, upon a plea of guilty or of nolo contendere or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in such Subsection.

  SECTION 4. ADVANCES. Expenses incurred with respect to any claim, action,
             --------
suit or proceeding of the character described in this Article VI may be advanced by the Bank prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall be ultimately determined that he is entitled to indemnification under this Article VI.

  SECTION 5. INDEMNIFICATION NOT EXCLUSIVE. The rights of indemnification
             -----------------------------
provided in this Article VI shall be in addition to any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or as a matter of law.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

  The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders.

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          SunTrust Bank, Atlanta

                                                 /s/ Elizabeth E. Walsh
                                          By __________________________________
                                                    ELIZABETH E. WALSH
                                                      VICE PRESIDENT

Dated: February 1, 1996

                                   EXHIBIT 7

TRUST COMPANY BANK                                                 ST-BK: 130330
303 PEACHTREE ST., STE 500 CTR 632                                    FFIEC: 031
ATLANTA, GA 30308                                                    CERT: 00867
CALL DATE: 9/30/95

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
      INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY
                               OF THE QUARTER.

SCHEDULE RC--BALANCE SHEET

                                                                                      (DOLLAR AMOUNTS
                                                                                       IN THOUSANDS)
                           ASSETS
                                                                                     RCFD
                                                                                     -----
 1. Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1).......................  0081      603,163
    b. Interest-bearing balances(2)................................................  0071        4,137
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B,
       column A)...................................................................  1754            0
    b. Available-for-sale securities (from Schedule RC-B,
       column D)...................................................................  1773    2,331,516
 3. Federal funds sold and securities purchased under agree-
    ments to resell in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds sold..........................................................  0276      738,275
    b. Securities purchased under agreements to resell.............................  0277       75,000
 4. Loans and lease financing receivables:
                                                          RCFD
                                                          ----
    a. Loans and leases, net of unearned income
       (from Schedule RC-C).............................  2122      6,839,393
    b. LESS: Allowance for loan and lease losses........  3123        133,621
    c. LESS: Allocated transfer risk reserve............  3128              0
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)........................................  2125    6,705,772
 5. Trading assets (from Schedule RC-D)............................................  3545       10,163
 6. Premises and fixed assets (including capitalized leases).......................  2145       84,031
 7. Other real estate owned (from Schedule RC-M)...................................  2150        7,022
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).................................................  2130       13,983
 9. Customers' liability to this bank on acceptances
    outstanding....................................................................  2155      182,863
10. Intangible assets (from Schedule RC-M).........................................  2143        4,147
11. Other assets (from Schedule RC-F)..............................................  2160      162,962
12. Total assets (sum of items 1 through 11).......................................  2170   10,923,034

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                      (DOLLAR AMOUNTS
                                                                                        IN THOUSANDS)
                          LIABILITIES
                                                                                     RCON
                                                                                     ----
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from
       Schedule RC-E, part I)....................................................... 2200      5,138,854
                                                          RCON
                                                          ----
       (1) Noninterest-bearing(1)........................ 6631    1,808,601
       (2) Interest-bearing.............................. 6636    3,330,253
                                                                                     RCFN
                                                                                     ----
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)........................................... 2200      1,013,072
                                                          RCFN
                                                          ----
       (1) Noninterest-bearing(1)........................ 6631            0
       (2) Interest-bearing.............................. 6636    1,013,072
                                                                                     RCFD
                                                                                     ----
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the bank
    and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased...................................................... 0278      1,647,376
    b. Securities sold under agreements to repurchase............................... 0279        484,571
                                                                                     RCON
                                                                                     ----
15. a. Demand notes issued to the U.S. Treasury..................................... 2840              0
                                                                                     RCFD
                                                                                     ----
    b. Trading liabilities (from Schedule RC-D)..................................... 3548             75
16. Other borrowed money:
    a. With original maturity of one year or less................................... 2332        205,333
    b. With original maturity of more than one year................................. 2333          2,306
17. Mortgage indebtedness and obligations under capitalized
    leases.......................................................................... 2910          2,227
18. Bank's liability on acceptances executed and outstanding........................ 2920        182,863
19. Subordinated notes and debentures............................................... 3200         75,000
20. Other liabilities (from Schedule RC-G).......................................... 2930        703,264
21. Total liabilities (sum of items 13 through 20).................................. 2948      9,454,941
22. Limited-life preferred stock and related surplus................................ 3282              0
                        EQUITY CAPITAL
                                                                                     RCFD
                                                                                     ----
23. Perpetual preferred stock and related surplus................................... 3838              0
24. Common stock.................................................................... 3230         21,600
25. Surplus (exclude all surplus related to preferred stock)........................ 3839        478,400
26. a. Undivided profits and capital reserves....................................... 3632        437,281
    b. Net unrealized holding gains (losses) on available-for-sale securities....... 8434        530,812
27. Cumulative foriegn currency translation adjustments............................. 3284              0
28. Total equity capital (sum of items 23 through 27)............................... 3210      1,468,093
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28).................................... 3300     10,923,034

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                       RCFD NUMBER
                                                                       ---- ------
                                  MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement be-
   low that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1994..............................................  6724  N/A

--------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority).

5 = Review of the bank's financial statements by external auditors.

6 = Compilation of the bank's financial statements by external auditors.

7 = Other audit procedures (excluding tax preparation work).

8 = No external audit work.